EXHIBIT 99.1

American CareSource Holdings, Inc. Announces Results for the Three Months Ended September 30, 2015

ATLANTA, Nov. 17, 2015 (GLOBE NEWSWIRE) -- American CareSource Holdings, Inc. (Nasdaq:GNOW), owner and operator of urgent and primary care centers and a leading national network of ancillary healthcare providers, yesterday reported net revenue of $6.5 million for the third quarter of 2015, as compared with $6.8 million for the third quarter of 2014.

The net loss for the third quarter ended September 30, 2015, was $2.2 million, as compared with a net loss of $1.5 million for the third quarter of 2014. The increase in the net loss is primarily attributable to costs incurred in the support and operation of our growing urgent and primary care business.

Urgent and Primary Care Center Highlights

  We owned and operated ten urgent and primary care centers operating during the entire third quarter of 2015. Our centers are located in Georgia (3), Alabama (3), Florida (2) and Virginia (2).

  The ten centers reported approximately 21,000 patient encounters for the third quarter. This represents an increase (on a pro-forma basis including encounters reported by prior owners of the centers) of approximately 500 encounters in the third quarter of 2015 over the same quarter of 2014. The increase is largely attributable to the addition of our new center located in Springville, Alabama, which we opened in the fourth quarter of 2014.

  Our urgent and primary care center revenues were $2.2 million for the third quarter of 2015, which represents a 100% increase over the same quarter in 2014. This new business segment incurred an operating loss of $455,000 for the quarter, before recording depreciation and amortization expenses of approximately $122,000.

  We increased our existing $6.0 million line of credit by $1.0 million in the third quarter of 2015. This additional debt capital provides us with funding to support our growth and working capital needs. The interest rate on the $7.0 million credit facility is LIBOR plus 1.75% per annum, which as of the date of this release is 1.95%. We currently have $1.0 million available on the line of credit.

  We adopted a new brand name for our urgent and primary care center business, GoNow Doctors. We believe the brand will be central to our improved marketing and advertising efforts, which will better enable us to capitalize on the retail nature of our business. In connection with this change, we changed our Nasdaq ticker symbol from "ANCI" to "GNOW" in the third quarter of 2015.

  On July 31, 2015, we entered into a definitive agreement to purchase certain assets used in the operation of Medac Health Services, P.A., a four-center urgent care operation located in Wilmington, North Carolina. The agreement, as amended, provides that the transaction will close, if at all, by November 20, 2015. The total consideration for the transaction is $5.6 million, subject to certain adjustments. We currently do not have funds sufficient to consummate the purchase and there is no assurance that we will obtain sufficient funds by that date or that the closing date can be extended beyond November 20, 2015.

Ancillary Network Highlights

  Revenue from our ancillary network business in the third quarter of 2015 was $4.3 million, as compared to $5.7 million for the same quarter in 2014. We do not anticipate increases in revenue from our ancillary network business in the current or future quarters.

  Effective October 1, 2014, we entered into a management services agreement with HealthSmart, under which HealthSmart manages the operation of our ancillary network business subject to the supervision of an oversight committee a majority of the members of which are appointed by us. HealthSmart hired substantially all of our ancillary network employees. We compensate HealthSmart with a fee equal the sum of 120% of all expenses incurred in managing the business and 35% of the profits. We are currently negotiating the sale of the business to HealthSmart, and, if successful, we anticipate entering into a definitive agreement to sell the business in the fourth quarter of 2015.

  The ancillary network business experienced an operating loss for the third quarter of 2015 of $192,000 compared to operating income of $406,000 for the comparable quarter of 2014, before recording depreciation and amortization expenses of approximately $152,000 and $154,000, respectively.

Shared Services

  With our entry into the urgent and primary care center business, we created a Shared Services accounting category to track and record the costs of managing both our urgent and primary care center segment and the ancillary network segment. These costs include finance and accounting, human resources, legal, marketing and information technology.

  Shared services incurred total operating expenses of $1.6 million for the third quarter of 2015 compared to $1.8 million for the comparable quarter of 2014. The decrease in costs relates, among other things, to payroll reductions resulting from the elimination of certain corporate support positions.

Financial Liquidity

  Total cash and cash equivalents at September 30, 2015 amounted to $0.2 million, as compared to $1.0 million as of December 31, 2014. The decrease is attributable to operating losses. We have used $11.0 million of our bank lines of credit through September 30, 2015, and have an additional $1.0 million available as of November 16, 2015.

  We have initiated efforts to raise additional equity capital during 2015. On February 6, 2015 we filed a Form S-1 registration statement to sell additional shares of our common stock. To date, however, we have not been successful in raising capital pursuant to such registration statement on terms satisfactory to us.

Rule 134 Disclosure

A registration statement on Form S-1 relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement becomes effective.

A copy of the preliminary prospectus related to the offering may be obtained, when available, by written request to American CareSource Holdings, Inc., attn.: Adam S. Winger, 1170 Peachtree Street NE, Suite 2350 Atlanta, Georgia 30309 or by email to awinger@gonowdoctors.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About American CareSource Holdings, Inc.

American CareSource Holdings, Inc. is the owner of a growing chain of ten urgent and primary care centers and an ancillary services network that provides ancillary healthcare services through its nationwide provider network.

Forward-Looking Statements

Statements in this press release that are forward-looking are based upon current expectations, and actual results or future events may differ materially. Therefore, the inclusion of such forward-looking information should not be regarded as a representation by us that our objectives or plans will be achieved. Such statements include, but are not limited to, our expectations regarding the revenues from our ancillary network business and the sale of our ancillary network business. Words such as "expects," "believes," "anticipates," "intends," "should," "plans," and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements contained herein involve numerous risks and uncertainties, and there are a number of factors that could cause actual results or future events to differ materially, including, but not limited to, our ability to attract or maintain patients, clients or providers or achieve our financial results, changes in national healthcare policy, federal or state regulation, and/or rates of reimbursement, including without limitation to the impact of the Patient Protection and Affordable Care Act, Health Care and Educational Affordability Reconciliation Act and medical loss ratio regulations, general economic conditions (including economic downturns and increases in unemployment), the Company's ability to successfully implement our growth strategy for the urgent and primary care business, the Company's ability to identify and acquire target centers, increased competition in the urgent care and primary care market, the Company's ability to recruit and retain qualified physicians and other healthcare professionals, reduction in reimbursement rates from governmental payors, lower than anticipated demand for services, pricing, market acceptance or preference, changes in the business relationship with significant clients, term expirations of contracts with significant clients, increased competition, the Company's inability to maintain a network of ancillary service providers that is adequate to generate significant claims volume, increased competition in the ancillary network business, the Company's inability to manage growth, implementation and performance difficulties, and other risk factors detailed from time to time in the Company's periodic filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company undertakes no obligation to update or revise these forward-looking statements.

AMERICAN CARESOURCE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(amounts in thousands, except per share data)

	Three months ended September 30,
	2015	2014
Net revenues:
Ancillary network	$ 4,293	$ 5,656
Urgent and primary care	2,225	1,107
Total net revenues	6,518	6,763
Operating expenses:
Ancillary network provider payments	3,130	3,929
Ancillary network administrative fees	275	278
Ancillary network other operating costs	1,080	--
Ancillary network prepaid write-off	--	--
Salaries, wages, contract medical professional fees and related expenses	2,493	2,406
Facility expenses	337	212
Medical supplies	225	66
Other operating expenses	1,183	1,265
Intangible asset impairment	--	--
Depreciation and amortization	274	235
Total operating expenses	8,997	8,391
Operating (loss)	(2,479)	(1,628)

Other (income) expense :
(Gain) on cancellation of acquisition promissory note	(289)	--
Interest expense:
Interest expense	101	28
(Gain)/loss on warrant liability, net of deferred loan fees amortization	(101)	24
Total other (income) expense and interest expense	(289)	52
Loss before income taxes	(2,190)	(1,680)
Income tax expense (benefit)	--	(226)
Net (loss)	$ (2,190)	$ (1,454)
Basic net loss per share	$ (0.32)	$ (0.22)
Diluted net loss per share	$ (0.39)	$ (0.22)
Basic weighted-average shares outstanding	6,921	6,745
Diluted weighted-average shares outstanding	7,038	6,745

AMERICAN CARESOURCE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS BY BUSINESS SEGMENT
(amounts in thousands)

	Three Months
	September 30, 2015				September 30, 2014				Change
	Urgent and Primary Care	Ancillary Network	Shared Services	Total	Urgent and Primary Care	Ancillary Network	Shared Services	Total	$	%
Net revenues	$ 2,225	$ 4,293	$ --	$ 6,518	$ 1,107	$ 5,656	$ --	$ 6,763	$ (245)	-4%
Operating expenses:
Ancillary network provider payments	--	3,130	--	3,130	--	3,929	--	3,929	(799)	-20%
Ancillary network administrative fees	--	275	--	275	--	278	--	278	(3)	-1%
Ancillary network other operating costs	--	1,080	--	1,080	--	--	--	--	1,080	N/A
Salaries, wages, contract medical professional fees and related expenses	1,800	--	693	2,493	781	793	832	2,406	87	4%
Facility expenses	254	--	83	337	89	--	123	212	125	59%
Medical supplies	225	--	--	225	66	--	--	66	159	241%
Other operating expenses	401	--	782	1,183	163	250	852	1,265	(82)	-7%
Depreciation and amortization	122	152	--	274	81	154	--	235	39	17%
Total operating expenses	$ 2,802	$ 4,637	$ 1,558	$ 8,997	$ 1,180	$ 5,404	$ 1,807	$ 8,391	$ 606	7%

Operating income (loss)	$ (577)	$ (344)	$ (1,558)	$ (2,479)	$ (73)	$ 252	$ (1,807)	$ (1,628)	$ (851)	52%

Other (income) expense:
Gain on cancellation of acquisition promissory note				(289)				--	(289)
Interest expense:
Interest expense				101				28	73
(Gain)/loss on warrant liability, net of deferred loan fee amortization				(101)				24	(125)
Total other (income) expense and interest expense				(289)				52	(341)	-656%
Loss before income taxes				$ (2,190)				$ (1,680)	$ (510)	30%

AMERICAN CARESOURCE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(amounts in thousands)

	September 30, 2015	December 31, 2014
	(Unaudited)	(Audited)

ASSETS
Current assets:
Cash and cash equivalents	$ 197	$ 1,020
Accounts receivable	2,969	4,204
Prepaid expenses and other current assets	775	612
Deferred income taxes	6	6
Total current assets	3,947	5,842

Property and equipment, net	3,921	4,322

Other assets:
Deferred income taxes	12	12
Deferred loan fees, net	1,625	2,666
Deferred offering costs	310	225
Other non-current assets	104	488
Intangible assets, net	705	1,437
Goodwill	6,113	6,113
Total other assets	8,869	10,941
Total assets	$ 16,737	$ 21,105

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Lines of credit	$ 5,000	$ --
Due to ancillary network service providers	2,900	2,308
Due to HealthSmart, ancillary network	672	903
Accounts payable	944	762
Accrued liabilities	2,062	1,875
Current portion of long-term debt	351	989
Capital lease obligations, current portion	130	117
Total current liabilities	12,059	6,954

Long-term liabilities:
Lines of credit	5,800	4,716
Promissory notes and notes payable	--	312
Capital lease obligations	1,666	1,764
Warrant derivative liability	1,670	3,200
Other long-term liabilities	356	222
Total long term liabilities	9,492	10,214
Total liabilities	21,551	17,168

Commitments and contingencies	--	--

Stockholders' equity (deficit):
Preferred stock, $0.01 par value; 10,000 shares authorized, none issued	--	--
Common stock, $0.01 par value; 40,000 shares authorized; 6,952 and 6,713 shares issued and outstanding in 2015 and 2014, respectively	69	67
Additional paid-in capital	26,188	25,731
Accumulated deficit	(31,071)	(21,861)
Total stockholders' equity (deficit)	(4,814)	3,937
Total liabilities and stockholders' equity (deficit)	$ 16,737	$ 21,105

AMERICAN CARESOURCE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(amounts in thousands)

	Nine months ended September 30,
	2015	2014
Cash flows from operating activities:
Net loss	$ (9,210)	$ (4,232)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash stock-based compensation expense	426	366
Intangible asset impairment	520	--
Depreciation and amortization	857	628
(Gain) loss on warrant liability, net of deferred loan fees amortization	(489)	24
Gain on cancellation of acquisition promissory note	(289)	--
Deferred income taxes	--	(227)
Change in deferred rent	134	--
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	1,235	(650)
Prepaid expenses and other assets	170	(235)
Due to ancillary network service providers	592	263
Due to HealthSmart, ancillary network	(231)	--
Accounts payable	175	391
Accrued liabilities	187	576
Net cash used in operating activities	(5,923)	(3,096)

Cash flows from investing activities:
Cost of acquisitions	--	(5,030)
Additions to property and equipment	(193)	(422)
Net cash used in investing activities	(193)	(5,452)

Cash flows from financing activities:
Proceeds from issuance of common stock and option exercises	33	2,000
Proceeds from borrowings under lines of credit	6,084	2,834
Principal payments on capital lease obligations	(85)	(14)
Principal payments on long-term debt	(661)	(17)
Offering costs, paid and deferred	(78)	--
Net cash provided by financing activities	5,293	4,803

Net decrease in cash and cash equivalents	(823)	(3,745)
Cash and cash equivalents at beginning of period	1,020	6,207
Cash and cash equivalents at end of period	$ 197	$ 2,462

Supplemental cash flow information:
Cash paid (received) for taxes, net of refunds	$ (6)	$ 25
Cash paid for interest	$ 280	$ 36

Supplemental non-cash operating and financing activity:
Offering costs, unpaid and deferred	$ 7	$ --
Reclassified property and equipment from prepaid expenses	$ 51	$ --
Warrants issued as deferred financing costs	$ 347	$ 1,690
Debt issued as consideration in business combination	$ --	$ 1,308
CONTACT: Investor Relations Contact:
         Adam S. Winger, Interim CFO
         awinger@gonowdoctors.com
         Phone (205) 250-8381